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                                                                     EXHIBIT 5.1



                        [SHEARMAN & STERLING LETTERHEAD]



                                February 1, 1999



Global TeleSystems Group, Inc.


1751 Pinnacle Drive


North Tower -- 12th Floor


McLean, Virginia 22102



Ladies and Gentlemen:



     We have acted as U.S. counsel to Global TeleSystems Group, Inc., a Delaware corporation ("GTS"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by GTS on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 17,566,938 shares of common stock, par value $0.10 per share, of GTS (the "GTS Common Stock"). The GTS Common Stock is being registered in connection with the offer (the "Offer") by GTS to exchange all of the ordinary shares, nominal value 1 pence each (the "Esprit Telecom Ordinary Shares"), and American Depositary Shares (the "Esprit Telecom ADSs"), each representing 7 Esprit Telecom Ordinary Shares, of Esprit Telecom Group plc, an English public limited company ("Esprit Telecom"), for shares of GTS Common Stock on the terms and subject to the conditions set forth in the Offering Circular/Proxy Statement/Prospectus included in the Registration Statement (the "Prospectus") and the related Form of Acceptance and Letter of Transmittal to be mailed to holders of Esprit Telecom Ordinary Shares and Esprit Telecom ADSs with the Prospectus. The GTS Common Stock is described in the Prospectus included in the Registration Statement, to which this opinion is an exhibit.



     In that connection, we have reviewed the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.



     Based upon the foregoing, we are of the opinion that the shares of GTS Common Stock to which the Registration Statement relates have been duly authorized and, when issued in connection with the Offer, will be validly issued, fully paid and non-assessable.



     Our opinions expressed above are limited to Delaware corporate law and we do not express any opinion herein concerning any other law.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL MATTERS" contained in the Prospectus.



                                            Very truly yours,



                                            /s/ SHEARMAN & STERLING



AJR/CCP/MR/ANS